Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, each person whose signature appears below constitutes and appoints Thomas F. Lesinski and Sarah Kinnick Hilty, and each of them, his or her true and lawful attorneys-in-fact and agents, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign, execute and file with the Securities and Exchange Commission (or any other governmental or regulatory authority), for him or her and in his or her name in the capacity indicated below, (i) one or more registration statements on Form S-3 for National CineMedia, Inc. (the “Corporation”) relating to the registration for sale or other disposition from time to time of shares of the Corporation’s common stock, par value $0.01 per share, by the selling stockholders named therein, and (ii) one or more registration statements on Form S-8 relating to the registration of the Corporation’s common stock, par value $0.01 per share, for issuance under the National CineMedia, Inc. 2020 Omnibus Incentive Plan, in each case, with any and all amendments (including pre-effective and post-effective amendments or supplements or any additional registration statement filed pursuant to Rule 462 promulgated under the Securities Act of 1933, as amended) thereto with all exhibits and any and all documents required to be filed with respect thereto, granting unto said attorneys-in-fact and agents and unto each of them, full power and authority to do and to perform each and every act and thing necessary or desirable to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as he himself or she herself might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their substitute or resubstitue, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Mark B. Segall	Chairman	April 28, 2020
Mark B. Segall	(Chairman of the Board)

/s/ David E. Glazek	Director	April 28, 2020
David E. Glazek

/s/ Lawrence A. Goodman	Director	April 28, 2020
Lawrence A. Goodman

/s/ Kurt C. Hall	Director	April 28, 2020
Kurt C. Hall

/s/ Lee Roy Mitchell	Director	April 28, 2020
Lee Roy Mitchell

/s/ Donna Reisman	Director	April 28, 2020
Donna Reisman

/s/ Renana Teperberg	Director	April 28, 2020
Renana Teperberg